EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-144077 and No. 333-145401) pertaining to the 2007 Employee Stock Purchase Plan, 2007 Equity Incentive Plan, and 2002 Stock Plan of Data Domain, Inc. of our report dated February 29, 2008, with respect to the consolidated financial statements and schedule of Data Domain, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ ERNST & YOUNG LLP

San Jose, California

February 28, 2008